Exhibit 99.2

FTS International Completes Financial Restructuring

Trading of New Common Stock to Commence on NYSE American under Ticker “FTSI” on November 20, 2020

FORT WORTH, TEXAS, November 19, 2020—FTS International, Inc. (NYSE American: FTSI) (“FTSI” or the “Company”) today announced that it has successfully completed its fully consensual financial restructuring and has emerged from Chapter 11.

Michael Doss, Chief Executive Officer, commented, “Today is an important day for FTSI. We have quickly and efficiently completed our financial restructuring and emerge with sufficient cash and revolving credit capacity to deploy stacked fleets, invest in new technology, rebuild working capital and create long-term value for our stakeholders.”

“FTSI is a leader in the pressure pumping space and with the entire organization focused on enhancing the value proposition to our customers, we will continue to set records in operational performance and attract new customer relationships. Our team and our pressure pumping fleet are well-positioned to quickly take advantage of increased customer demand as the world returns to a more normalized environment. I would like to express my gratitude to all of our employees for their dedication during this process, and thank our customers, vendors, and service providers for their continued cooperation and support.”

“The new owners, which include Amundi Pioneer Asset Management, Glendon Capital Management, Wexford Capital, and the Wilks Brothers, have deep industry experience, and understand the value of FTSI and the proposition to our customers and the industry," continued Mr. Doss. "We expect them to be active partners, who are strongly committed to supporting our company.  The proactive transaction agreed to by our equity and debt holders enhances value for all stakeholders and solidifies the company’s prospects for the future—I am proud that FTSI now has one of the cleanest balance sheets of any public, pure-play pressure pumping company.”

As previously announced, the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division confirmed FTSI’s prepackaged plan of reorganization (the “Confirmed Plan”) on November 4, 2020. Pursuant to the Confirmed Plan, FTSI deleveraged its balance sheet by equitizing all prepetition funded debt, resulting in holders of FTSI’s legacy senior notes and term loan collectively holding over 90% of FTSI’s new common stock. Holders of FTSI’s legacy equity interests received approximately 9.4% of FTSI’s new common stock under the Confirmed Plan.

Upon emergence, FTSI expects to have approximately $90 million cash on hand and has entered into a new $40 million asset-based revolving credit facility with Wells Fargo Bank, N.A., as administrative agent and lender, to support working capital needs.

Issuance of Equity and Listing on the NYSE American

In connection with emergence from Chapter 11, all of the Company’s existing equity interests will be cancelled and will cease to exist, effective before the market opens on November 20, 2020. At emergence, approximately 13,687,620 shares of new Class A common stock are outstanding, with 49 million shares authorized at emergence. Shares of the Company’s new Class A common stock will commence trading on the NYSE American under the ticker symbol “FTSI” on November 20, 2020. Additionally, at emergence, approximately 312,306 shares of the Company’s new Class B common stock are outstanding, with 1 million shares of Class B common stock authorized at emergence. Shares of the Company’s new Class B common stock are identical to the shares of the Company’s new Class A common stock, except that such shares will not be listed on any stock exchange.

In addition, 1,555,521 Tranche 1 Warrants exercisable for one share of Class A common stock per Tranche 1 Warrant were issued at emergence at an initial exercise price of $33.04, expiring on November 19, 2023 and 3,888,849 Tranche 2 Warrants exercisable for one share of Class A common stock per Tranche 2 Warrant were issued at emergence at an initial exercise price of $37.14, expiring on November 19, 2023.

Details of the restructuring, the securities issued pursuant to the Confirmed Plan and the debt and other agreements entered into as part of the Plan will be provided in a Form 8-K which can be viewed on the Company’s website or the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

Adoption of Rights Agreement

FTSI’s Board of Directors has also approved the adoption of a stockholder rights agreement (the “Rights Agreement”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock (both Class A common stock and Class B common stock) outstanding as of the record date. The record date for such dividend distribution is November 30, 2020. The Rights expire, without any further action being required to be taken by FTSI’s Board of Directors, on November 18, 2021.

The adoption of the Rights Agreement is intended to enable all FTSI stockholders to realize the full potential value of their investment in the company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of FTSI through acquisitions from other stockholders, open market accumulation or other tactics (especially in current volatile markets) without paying an appropriate control premium. In addition, the Rights Agreement provides the FTSI Board of Directors with time to make informed decisions that are in the best long-term interests of FTSI and its stockholders and does not deter the FTSI Board of Directors from considering any offer that is fair and otherwise in the best interest of FTSI stockholders. Under the Rights Agreement, the rights generally would become exercisable only if a person or group acquires beneficial ownership of 20% or more of FTSI common stock in a transaction not approved by the FTSI Board of Directors.

Further details of the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that FTSI will be filing with the SEC. These filings will be available on the SEC’s web site at www.sec.gov.

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Kirkland & Ellis LLP and Winston & Strawn LLP acted as legal advisors, Lazard Frères & Co, acted as financial advisor, and Alvarez & Marsal North America, LLC acted as restructuring advisor to the Company. Davis Polk & Wardwell LLP acted as legal advisor, and Ducera Partners, LLC and Silver Foundry, LP acted as financial advisor for the ad hoc group of secured noteholders. Stroock & Stroock & Lavan LLP acted as legal counsel to the ad hoc group of term loan lenders.

Court filings and other documents related to the restructuring are available on a separate website administered by the Company’s claims agent, Epiq, at https://dm.epiq11.com/FTSI. For inquiries regarding the Company’s emergence, please call the hotline established by Epiq at (888) 490-0882 (toll-free in the United States and Canada) or (503) 597-5602 (outside the United States).

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTSI is an independent hydraulic fracturing service company and one of the only vertically integrated service providers of its kind in North America.

To learn more, visit www.FTSI.com

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the effects of the Chapter 11 petitions (the “Chapter 11 Cases”) the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; further declines in domestic spending by the onshore oil and natural gas industry; continued volatility in oil and natural gas prices; the effect of a loss of, financial distress of, or decline in activity levels of, one or more significant customers; actions of the Organization of the Petroleum Exporting Countries, or OPEC, its members and other state-controlled oil companies relating to oil price and production controls; the Company’s inability to employ a sufficient number of key employees, technical personnel and other skilled or qualified workers; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; the availability of water resources, suitable proppant and chemicals in sufficient quantities and pricing for use in hydraulic fracturing fluids; uncertainty in capital and commodities markets and the ability of oil and natural gas producers to raise equity capital and debt financing; potential securities litigation and other litigation and legal proceedings, including arbitration proceedings; the Company’s ability to participate in consolidation opportunities within its industry; the ability to successfully manage the economic and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns, including the COVID-19 pandemic; the ultimate geographic spread, duration and severity of the COVID-19 outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain such outbreak or treat its impact ; the ultimate duration and impact of geopolitical events that adversely affect the price of oil, including the Saudi-Russia price war earlier this year; and a deterioration in general economic conditions or a weakening of the broader energy industry. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

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